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Exhibit 99.1

        [STARZ ENCORE GROUP LOGO]

For Immediate Release

Starz Encore Group To Vigorously
Contest Comcast Lawsuit

        Englewood, Colo., November 19, 2002—Starz Encore Group LLC (SEG) announced that it has been served today with a complaint filed in the U.S District Court for the Eastern District of Pennsylvania by Comcast Corporation (formerly known as AT&T Comcast Corporation) and Comcast Holdings, Inc. (formerly known as Comcast Corporation). The complaint, which was filed under seal, alleges that, as a result of the transaction concluded on Monday, November 18, 2002, pursuant to which AT&T Broadband Corporation and Comcast Holdings became wholly owned subsidiaries of Comcast Corporation, the distribution of SEG programming by AT&T Broadband's systems will be governed by Comcast Holdings' affiliation agreements with SEG rather than AT&T Broadband's existing affiliation agreement with SEG. As previously disclosed, SEG's agreement with AT&T Broadband is the subject of litigation now pending in Colorado.

        SEG believes that the claims made in the complaint are without merit and will vigorously contest them.

# # #

Contact:	Paul Jacobson of Starz Encore Group (720) 852.5821

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  Exhibit 99.1
Starz Encore Group To Vigorously Contest Comcast Lawsuit